                          INDEPENDENT AUDITORS' CONSENT

                  We consent to the use of our report dated June 29, 2000, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust Select 10 Industrial Portfolio 2000-4 (Registration Statement No. 333-37830), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.




DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP
New York, New York
June 29, 2000